Exhibit 99.1

Enter Tech Corporation
430 East 6th Street
Loveland, CO 80537
970-669-4918
Web Site: www.entertechcorp.com


              ENTER TECH CORPORATION RESCINDS WAVEPOWER ACQUISITION

Loveland, CO September 26, 2000// Enter Tech Corporation (OTC BB: ENTR) www.entertechcorp.com announced that corporate counsel has formally notified the management of WavePower, Inc. that the Plan of Reorganization and Acquisition dated April 19, 2000 was rescinded effective September 12, 2000. The notification also demands return of all Enter Tech common stock issued as part of the acquisition and a return of all funds delivered to WavePower during the period from April 19 through the date of the notice. The rescission also substantially reduces the funding requirements and overhead for Enter Tech Corporation.

ABOUT ENTER TECH

Enter Tech was formed in 1996 to bring new technologies to market. Since inception, the company has been involved in developing Internet shopping kiosks, on-line retail, advertising and access solutions in a digital environment. The Company intends to continue to search for synergistic ways to utilize kiosk technologies in conjunction with the e-commerce capabilities of Shopping Mall Online.

ABOUT SHOPPING MALL ONLINE

Shopping Mall Online is expected to operate as an Internet retail mall. The company has been negotiating with various "brick and mortar" mall developers and ownership groups to make goods in the retail stores available within the Internet mall, www.shoppingmallonline.com . This should enable shoppers to visit the stores of their choice without leaving the SMO web site and allow access to special incentives offered by retailers, mall developers and SMO. The web site is expected to provide unique search capabilities and software-tracking technologies that benefit the mall developer, retailer and consumer.


To learn more about Enter Tech or its subsidiary Shopping Mall Online, contact Robert Pratt at 360-318-8555 or John Hartley at 970-669-4918


THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A "SAFE HARBOR" FOR FORWARD-LOOKING STATEMENTS. CERTAIN INFORMATION INCLUDED IN THIS PRESS RELEASE (AS WELL AS INFORMATION INCLUDED IN ORAL STATEMENTS OR OTHER WRITTEN STATEMENTS MADE OR TO BE MADE BY ENTER TECH CORPORATION) CONTAINS STATEMENTS THAT ARE FORWARD-LOOKING, SUCH AS STATEMENTS RELATING TO THE FUTURE ANTICIPATED DIRECTION OF THE HIGH TECHNOLOGY INDUSTRY, PLANS FOR FUTURE EXPANSION, VARIOUS BUSINESS DEVELOPMENT ACTIVITIES, PLANNED CAPITAL EXPENDITURES, FUTURE FUNDING SOURCES, ANTICIPATED SALES GROWTH AND POTENTIAL CONTRACTS. SUCH FORWARD-LOOKING INFORMATION INVOLVES IMPORTANT RISKS AND UNCERTAINTIES THAT COULD SIGNIFICANTLY AFFECT ANTICIPATED RESULTS IN THE FUTURE AND, ACCORDINGLY, SUCH RESULTS MAY DIFFER FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE BY OR ON BEHALF OF ENTER TECH CORPORATION. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THOSE RELATING TO DEVELOPMENT AND EXPANSION ACTIVITIES, DEPENDENCE ON EXISTING MANAGEMENT, FINANCING ACTIVITIES, DOMESTIC AND GLOBAL
ECONOMIC CONDITIONS, CHANGES IN FEDERAL OR STATE TAX LAWS, AND MARKET COMPETITION FACTORS.